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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2002, with respect to the financial statements of Aegis Research Corporation for the year ended December 31, 2001 included in the Registration Statement Form S-1 of ManTech International Corporation for the registration of 6,150,000 shares of its Class A common stock.



/s/ Ernst & Young

McLean, Virginia
November 7, 2002